Exhibit e (3)

MASTER DISTRIBUTION AGREEMENT

between

INVESCO VARIABLE INVESTMENT FUNDS, INC.

and

A I M DISTRIBUTORS, INC.

THIS AGREEMENT is made this          day of                      , 2003, by and between INVESCO VARIABLE INVESTMENT FUNDS, INC., a Maryland corporation (the “Company”), and A I M DISTRIBUTORS, INC., a Delaware corporation (the “Distributor”).

W I T N E S S E T H:

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

FIRST: The Company hereby appoints the Distributor as its exclusive agent for the sale of each class of shares set forth in Appendix A attached hereto (collectively, the “Funds” and each separately a “Fund”) in the United States and throughout the world in accordance with the terms of the Company’s current prospectus and statement of additional information applicable to the Funds.

SECOND: The Company shall not sell any shares of a Fund except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below.

THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the shares of the Funds and agrees that it will use its best efforts to sell such shares; provided, however, that:

(A) the Distributor may, and when requested by the Company on behalf of each Fund shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

(B) the Company may withdraw the offering of the shares of a Fund (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction, or when so required by the Company acting in the best interests of the shareholders of any Fund. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the shares of a Fund. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Fund shares.

FOURTH: The offering price of the shares shall be the net asset value per share of the applicable class of shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Fund.

FIFTH: The Distributor shall act as agent of the Company on behalf of each Fund in connection with the sale and repurchase of shares of a Fund.

SIXTH:

(A) The Distributor shall bear the expenses of printing from the final proof and distributing any promotional or sales literature used by the Distributor or furnished by the Distributor to insurance companies in connection with such offerings, and expenses of advertising in connection with such offerings.

(B) The Distributor may be reimbursed for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent permitted by a distribution plan adopted by the Company on behalf of the Funds pursuant to Rule 12b-1 under the 1940 Act.

SEVENTH: The Distributor will accept orders for the purchase of shares of each Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

EIGHTH: The Company, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the Investment Company Act of 1940 (the “1940 Act”), the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of shares of each Fund.

NINTH:

(A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Funds agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or a Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Company or the Funds in its prospectus or in this Agreement.

(B) The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or the Funds in connection therewith by or on behalf of the Distributor.

(C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Funds’ transfer agent(s), or for any failure of any such transfer agent to perform its duties.

TENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Charter or Bylaws, or to any applicable statute or regulation.

ELEVENTH: This Agreement shall become effective as of the date hereof, shall continue in force and effect until December 1, 2004, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Board of Directors of the Company or (ii) by the vote of a majority of the Funds’ outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the trustees of the Company who are not parties to this Agreement or “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

TWELFTH:

(A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of each Fund, or by the Distributor, on sixty (60) days’ written notice to the other party.

(B) This Agreement shall automatically terminate in the event of its assignment, the term “assignment” having the meaning set forth in Section 2(a)(4) of the 1940 Act.

THIRTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 4350 South Monaco Street, Denver, Colorado 80217.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate on the day and year first above written.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

By:
Name:
Title:

Attest:
Name:
Title:

A I M DISTRIBUTORS, INC.

By:
Name:
Title:

Attest:
Name:
Title:

APPENDIX A

TO

MASTER DISTRIBUTION AGREEMENT

OF

INVESCO VARIABLE INVESTMENT FUNDS, INC.

SERIES I SHARES	SERIES II SHARES
INVESCO VIF—Dynamics Fund	INVESCO VIF - Dynamics Fund
INVESCO VIF - Core Equity Fund	INVESCO VIF - Core Equity Fund
INVESCO VIF - Financial Services Fund	INVESCO VIF - Financial Services Fund
INVESCO VIF - Growth Fund	INVESCO VIF - Growth Fund
INVESCO VIF - Health Sciences Fund	INVESCO VIF - Health Sciences Fund
INVESCO VIF - High Yield Fund	INVESCO VIF - High Yield Fund
INVESCO VIF - Leisure Fund	INVESCO VIF - Leisure Fund
INVESCO VIF - Real Estate Opportunity Fund	INVESCO VIF - Real Estate Opportunity Fund
INVESCO VIF - Small Company Growth Fund	INVESCO VIF - Small Company Growth Fund
INVESCO VIF - Technology Fund	INVESCO VIF - Technology Fund
INVESCO VIF - Telecommunications Fund	INVESCO VIF - Telecommunications Fund
INVESCO VIF - Total Return Fund	INVESCO VIF - Total Return Fund
INVESCO VIF - Utilities Fund	INVESCO VIF - Utilities Fund

A-1